Exhibit 99.1

AIxCrypto Holdings Reports Full Year 2025 Financial Results; Highlights Transformational Pivot to AI and Blockchain Infrastructure

LOS ANGELES, CA (March 24, 2026) /PRNewswire/ — AIxCrypto Holdings, Inc. (NASDAQ: AIXC, or the “Company”), today reported financial results for the fiscal year ended December 31, 2025 — its inaugural annual earnings release following its transformation from a clinical-stage biopharmaceutical company into an AI and blockchain-enabled digital infrastructure company spanning Real World Asset (RWA) tokenization, AI agents and Embodied AI (EAI) blockchain ecosystems, connecting Web2 and Web3.

Fiscal year 2025 was principally a period of strategic repositioning, capital formation, and platform development. The Company closed a $41.0 million private placement, rebranded from Qualigen Therapeutics, Inc. to AIxCrypto Holdings, Inc. in November 2025, assembled an entirely new executive leadership team, and began building infrastructure for its Real World Asset tokenization, AI agents and Embodied AI blockchain ecosystem businesses, enabling intelligent devices such as robots, smart vehicles, and drones to autonomously collaborate and execute tasks through Agents, and driving the silicon-based economy from concept to reality.

Management’s complete discussion of results and risks is contained in the Annual Report on Form 10-K to be filed shortly with the Securities and Exchange Commission.

FISCAL YEAR 2025 HIGHLIGHTS

Strategic Repositioning and Capital Formation

●	Completed $41.0 million PIPE financing: In September 2025, the Company consummated a subscription agreement with investors including Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) as lead investor, strengthened the Company’s balance sheet.

●	Rebrand and Nasdaq debut: On November 20, 2025, the Company was officially renamed from Qualigen Therapeutics, Inc. to AIxCrypto Holdings, Inc. and began trading on the Nasdaq Capital Market under the ticker symbol AIXC.

●	New executive leadership team: Concurrent with the PIPE closing, a new management team was appointed, including Co-Chief Executive Officer Jerry Wang and Chief Financial Officer Koti Meka, combining Web2 and Web3 expertise.

Platform and Ecosystem

●	Development of the AI Agent & EAI blockchain ecosystem: the Company completed the initial strategic planning of the AI Agent and EAI ecosystem together with the AIXC Foundation, and completed the planning and initial setup of the AI Agent & EAI ecosystem, including:

Application layer – completed the early-stage build of AIxC Hub and general AI Agent ecosystem applications;
Protocol-device layer – built the foundational platform for on-chaining robotic EAI devices;
Infrastructure layer – completed planning of the technical direction.

●	Advancement of Real World Asset (RWA) business: RWA is the first business line the Company is bringing to market in 2026, with two tracks advancing in parallel:

●	Equity tokenization – deployed $10 million in February 2026 into FFAI stock, which the AIXC ecosystem intends to explore as an underlying asset for future on-chain equity tokenization frameworks. This transaction has been reviewed and approved by the Audit Committee as a related-party transaction;

●	Real estate loan tokenization – established a strategic partnership with Pinnacle Real Estate Group, aiming to build the first end-to-end online real estate loan ecosystem, improving the liquidity and execution efficiency of loan assets, and sharing returns. Strategic partnerships and ecosystem expansion:

BitMart: launched a co-branded prepaid card, enabling real-world daily consumption use cases for crypto assets. BitMart is a top 20 global cryptocurrency exchange with over 12 million registered users. We partnered with BitMart to launch a co-branded virtual prepaid card, allowing users to use digital assets for everyday shopping and online payments. This is our first product extending Web3 capabilities into real-world consumption scenarios.

Sei Foundation: partnered with a high-performance Layer 1 to support EAI, DePIN, and real-time on-chain application development. Sei is currently the fastest EVM Layer-1 blockchain, with sub-second finality. We have established a strategic technology partnership with the Sei Development Foundation, with Sei providing high-performance blockchain infrastructure support for the AIXC mobility and EAI robotics ecosystem.

●	AIxC Hub launched: The Company’s primary user gateway launched formally in January 2026, surpassing 5,835,615 registered wallets and 1,392,427 daily active participants (as of March 16, 2026). The platform functions as a behavioral data engine, capturing real-time human decision-making patterns to train the Company’s Embodied AI models.

●	Governance and compliance: The Company established governance, compliance, and financial reporting systems consistent with Nasdaq standards during the fourth quarter of 2025, including independent board oversight and Audit Committee protocols for related-party transactions.

FINANCIAL SUMMARY — FISCAL YEAR ENDED DECEMBER 31, 2025

Results of Operations

As of December 31, 2025, the company reported approximately $31 million in total assets, including approximately $19 million in cash and cash equivalents, and total liabilities of approximately $3 million, resulting in stockholders’ equity of approximately $28 million. The Company believes its existing cash and cash equivalents provide adequate liquidity to support its current operating plans and ongoing investments in digital asset and AI-enabled infrastructure initiatives.

During 2025, the Company undertook a strategic transformation of its business and strengthened its capital position through financing activities that generated aggregate gross proceeds of approximately $42 million, which supported its transition toward digital asset platform development and related technology initiatives. In addition, the Company commenced development of a digital asset treasury, which as of year-end consisted of holdings across several major cryptocurrencies with an aggregate fair value of approximately $10 million, as disclosed in the Company’s Annual Report on Form 10-K.

Net cash used in operating activities was $6,951,458 for 2025, compared to $6,327,503 in 2024. The operating burn reflects the transformation-period G&A costs, partially offset by improvements in working capital.

2026 Outlook

Business Positioning

AIxCrypto is focusing on the integration and deployment of AI Agents and Embodied AI (EAI) devices, building a three-layer ecosystem covering infrastructure, protocol-device, and applications, connecting Web2 and Web3, enabling intelligent devices such as robots, smart vehicles, and drones to autonomously collaborate and transact through Agents, and driving the silicon-based economy from concept to reality.

Startegic Direction

Looking ahead, the Company’s strategic direction can be summarized in four points: First, pursuing cross-domain, non-consensus opportunities by focusing on the key intersection of AI, blockchain, and real-world industries. Second, advancing a clear strategic blueprint by establishing AIXC’s integrated infrastructure as the core growth path. Third, maintaining execution focus by driving user scale, deepening application scenarios, and strengthening the critical connection between the physical and digital economies. Fourth, building a bridge between Web2 and Web3 by connecting AI agents and embodied AI (EAI).

Execution Priorities

For 2026, management has established four key execution priorities. First, the Company intends to continue the development of the AI Agent & EAI blockchain ecosystem. The three-layer architecture of the AI Agent and EAI ecosystem is the underlying framework supporting the operation of the silicon-based economy. The first step is to build an ecosystem centered on the Agent economy. For it to truly run, underlying infrastructure is required. AIXC provides the foundation for collaboration and value exchange between machines and between Agents through our three-layer protocol ecosystem. Second, the Company plans to advance the development of its open platform for EAI ecosystem applications. Through unified APIs, SDKs, and protocols, it connects the full chain of “device data/computing power/skills — on-chain finality,” lowers the barriers to development and integration, attracts the first batch of developers and partners to co-build the ecosystem, and establishes an open platform system with coordinated growth among users, developers, and the resource supply side. Third, the Company expects to expand its RWA product offerings, including scaling its partnership with Pinnacle Real Estate Group, advancing equity tokenization initiatives, and exploring additional asset categories. Fourth, the Company aims to continue growing its ecosystem and platform adoption, with a goal of reaching approximately 100,000 monthly active users (MAU) across the AIxC ecosystem by year-end (not including AIxC Hub).

Financial Outlook

The Company’s path to profitability is based on a structured progression of revenue growth, cost normalization, and operating leverage. Revenue growth in 2026 is expected to be driven by EAI and AI Agent–enabled blockchain and real-world asset (RWA) activities. The Company’s EAI–RWA three-layer architecture is intended to standardize onboarding, verification, and settlement processes, which is designed to support increased transaction volumes while reducing marginal costs per transaction, thereby enhancing operating leverage.

Fiscal year 2025 included elevated expenditures associated with organizational buildout, compliance, and platform development. As the Company progresses through 2026, these transition-related costs are expected to moderate, with operations supported by a more stable cost structure and a disciplined capital allocation approach focused on initiatives with clearer near-term monetization potential. While the Company cannot provide assurance as to the timing or achievement of profitability, management believes that increased transaction activity, improving unit economics, and continued cost discipline are expected to support its path toward profitability.

EARNINGS CONFERENCE CALL

AIxCrypto Holdings will host a conference call to discuss its full year 2025 results. Participants will include Jerry Wang, Co-Chief Executive Officer, and Koti Meka, Chief Financial Officer.

Date and Time: Tue, Mar 24, 2026 7:30 PM EDT

Dial-In (U.S.): 1-877-407-9751 or 1-201-689-845

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1757497&tp_key=41e1ab805c

A replay will be available for a limited period. Details will be provided on the Company’s investor relations website.

ABOUT AIXCRYPTO HOLDINGS, INC.

AIxCrypto Holdings Inc. (NASDAQ: AIXC) is a U.S.-Nasdaq listed company dedicated to building an ecosystem that integrates AI and blockchain while bridging Web2 and Web3. The Company is advancing a three-layer architecture spanning the infrastructure, protocol, and application layers, and is exploring development opportunities related to AI Agents, Embodied AI (“EAI”), Real-World Assets (“RWA”), and related digital infrastructure. FFAI’s public filings indicate that it completed a strategic investment in AIxCrypto and obtained a controlling position in 2025.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements”, including statements regarding AIxCrypto Holdings, Inc. (“AIxCrypto”) within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All of the statements in this press release, including financial projections, whether written or oral, that refer to expected or anticipated future actions and results of AIxCrypto are forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements reflect our current projections and expectations about future events as of the date of this presentation. AIxCrypto cannot give any assurance that such forward-looking statements and financial projections will prove to be correct.

The information provided in this press release does not identify or include any risk or exposures of AIxCrypto that would materially and adversely affect the performance or risk of the company. By their nature, forward-looking statements and financial projections involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward-looking information will not occur, which may cause the Company’s actual performance and financial results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward-looking statements and financial projections. Important factors that could cause actual results to differ materially from expectations include, but are not limited to: business, economic and capital market conditions; the heavily regulated industry in which AIxCrypto carries on business; current or future laws or regulations and new interpretations of existing laws or regulations; the inherent volatility and regulatory uncertainty associated with cryptocurrency investments; legal and regulatory requirements; market conditions and the demand and pricing for our products; our relationships with our customers and business partners; our ability to successfully define, design and release new products in a timely manner that meet our customers’ needs; our ability to attract, retain and motivate qualified personnel; competition in our industry; failure of counterparties to perform their contractual obligations; systems, networks, telecommunications or service disruptions or failures or cyber-attack; ability to obtain additional financing on reasonable terms or at all; litigation costs and outcomes; our ability to successfully maintain and enforce our intellectual property rights and defend third party claims of infringement of their intellectual property rights; and our ability to manage our growth. Readers are cautioned that this list of factors should not be construed as exhaustive.

All information contained in this press release is provided as of the date of the press release issuance and is subject to change without notice. Neither AIxCrypto, nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements and financial projections set out herein, whether as a result of new information, future events or otherwise, except as required by law. This is presented as a source of information and not an investment recommendation. This press release does not take into account nor does it provide any tax, legal or investment advice or opinion regarding the specific investment objectives or financial situation of any person. AIxCrypto reserves the right to amend or replace the information contained herein, in part or entirely, at any time, and undertakes no obligation to provide the recipient with access to the amended information or to notify the recipient thereof.

Forward-looking statements are often identified by words such as “may,” “could,” “would,” “might,” or “will,” indicating possible future actions, events, or outcomes. These statements involve known and unknown risks, uncertainties, and other factors that could cause actual results to differ significantly from what is expected. Actual results may differ materially due to factors such as the ability to secure financing, complete transactions, meet exchange requirements, consumer demand, competition, and unexpected costs. Given the uncertainties involved, readers should not place undue reliance on these statements. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this news release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor & Media Contact:

Investor Relations Department

AIxCrypto

5857 Owens Avenue, Suite 300, Carlsbad, CA 92008

Tel: +1 (760) 452-8111

Email: IR@aixcrypto.ai